UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _ )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as
permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12
Allied Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

ARES CAPITAL CORPORATION Acquisition of Allied Capital Investor Presentation November 5, 2009

Important Notice FORWARD-LOOKING STATEMENTS Statements included herein may constitute "forward-looking statements," which relate to future events or the future performance or financial condition of Ares Capital Corporation or Allied Capital Corporation or the combined company following the business combination transaction described herein (the "Transaction"). Ares Capital Corporation and Allied Capital Corporation caution readers that any forward-looking information is not a guarantee of future performance, condition or results and involves a number of risks and uncertainties Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors. Such forward-looking statements include, but are not limited to, statements about the benefits of the Transaction, including, among others, future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the failure of Ares Capital Corporation stockholders and Allied Capital Corporation stockholders to approve the Transaction; the risk that the businesses will not be integrated successfully; the risk that synergies will not be realized; the risk that required consents will not be obtained; the risk that the combined company following the Transaction will not realize on its financing strategy; litigation in respect of either company or the Transaction; and disruption from the Transaction making it more difficult to maintain relationships with Ares Capital Corporation's and Allied Capital Corporation's private equity sponsors. Additional factors that may affect future results and condition are described in Ares Capital Corporation's and Allied Capital Corporation's filings with the SEC, which are available at the SEC's web site http://www.sec.gov or http://www.arescapitalcorp.com or http://www.alliedcapital.com, respectively. Ares Capital Corporation and Allied Capital Corporation disclaim any obligation to update and revise statements made herein based on new information or otherwise. The following slides contain summaries of certain financial and statistical information about Ares Capital Corporation and Allied Capital Corporation. The information contained in this presentation is summary information that is intended to be considered in the context of Ares Capital Corporation's and Allied Capital Corporation's SEC filings and other public announcements that they may make, by press release or otherwise, from time to time. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. You should not view the past performance of Ares Capital Corporation or Allied Capital Corporation, or information about the market, as indicative of Ares Capital Corporation's or Allied Capital Corporation's future results or the potential future results of the combined company following consummation of the Transaction. Further, performance information respecting investment returns on portfolio transactions is not directly equivalent to returns on an investment in Ares Capital Corporation's or Allied Capital Corporation's common stock. This presentation is not a solicitation of a proxy from any stockholders of Ares Capital Corporation or Allied Capital Corporation or an offer to sell or the solicitation of an offer to buy any securities of Ares Capital Corporation or Allied Capital Corporation. The following slides contain information in respect of each of Ares Capital Corporation and Allied Capital Corporation. Neither company makes any representation as to the accuracy of the other company's information. Although the companies signed a merger agreement as previously reported and filed with the SEC, the companies remain independent as of the date hereof. IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC This communication is being made in respect of the proposed business combination involving Ares Capital Corporation and Allied Capital Corporation. In connection with the proposed transaction, Ares Capital Corporation plans to file with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital Corporation and Allied Capital Corporation and that also constitutes a prospectus of Ares Capital Corporation. The definitive Joint Proxy Statement/Prospectus will be mailed to stockholders of Ares Capital Corporation and Allied Capital Corporation, respectively. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL CORPORATION AND ALLIED CAPITAL CORPORATION ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC by each of Ares Capital Corporation and Allied Capital Corporation through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Ares Capital Corporation's website at www.arescapitalcorp.com and on Allied Capital Corporation's website at www.alliedcapital.com. PROXY SOLICITATION Ares Capital Corporation, Allied Capital Corporation and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Ares Capital Corporation and Allied Capital Corporation stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital Corporation and Allied Capital Corporation stockholders in connection with the proposed acquisition will be set forth in the Joint Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Ares Capital Corporation's executive officers and directors in its definitive proxy statement filed with the SEC on March 9, 2009. You can find information about Allied Capital Corporation's executive officers and directors in its definitive proxy statement filed with the SEC on April 1, 2009. You can obtain free copies of these documents from Ares Capital Corporation and Allied Capital Corporation in the manner set forth above.

Conference Call Participants Rick Davis, CFO - Ares Capital Corporation Michael Arougheti, President - Ares Capital Corporation

Transformational Opportunity We believe a combination of ARCC and Allied creates a broad and diverse platform that positions ARCC to be a leading provider of capital to middle market companies Creates larger firm with an enhanced operating platform Larger platform should drive more efficient deal structures Ability to originate larger transactions with larger final hold positions Anticipate that combined business will have access to capital even in credit challenged environment to reinvest in current portfolio and pursue new attractive investment opportunities Expect to be well-positioned to take advantage of a compelling investment environment following credit dislocation More diversified asset base Limited overlap of assets/investments limits single issuer and industry credit exposure Creates large scale middle market asset management platform that brings meaningful information and deal flow benefits The combination has the potential to create significant stockholder value

Transaction Summary The transaction between ARCC and ALD is subject to, among other things, regulatory approvals, stockholder approvals and certain lender consents and there can be no guarantee that such transaction will occur. Holders of unexercised "in-the-money" stock options at the closing will have the right to receive in cash or ARCC common stock (at the holder's election) the difference between (1) the average closing price of ARCC's common stock over the five consecutive trading day period preceding the closing and (2) the applicable exercise price. Using October 23, 2009 closing stock price for ARCC and ALD of $10.69 and $2.73, respectively. Summary of Certain Key Transaction Terms (1) Summary of Certain Key Transaction Terms (1) Consideration ARCC common stock (2) Exchange Ratio Fixed exchange ratio of 0.325 ARCC share for every one ALD share; represents a 27.3% premium (based on ALD's stock price on October 23, 2009) Estimated Purchase Price $648 million for ALD common stock (3) Balance Sheet Pro forma debt to equity at closing expected to be in a range of 0.65x to 0.75x Governance Ares Capital Management to remain as external manager; ARCC's Board will be increased by at least one member and ARCC will submit the name of one member of ALD's board of directors to the Nominating and Governance Committee of ARCC's board of directors for consideration to fill the vacancy. Transaction Close Expected by the end of first quarter 2010 (1)

6 ARCC - Who We Are ARCC is a leading provider of flexible capital to middle market companies and sponsors Invested over $4 billion in debt/equity with total realized IRR to ARCC of about 17% since inception (1) One of the largest BDCs with approximately $4.7 billion of total committed capital under management (2) Differentiated strategy focused on relative value, lead agent/investor role and active management Actively invest across capital structure in pursuit of relative value for superior risk adjusted returns Resulted in portfolio re-positioning to more senior investments and in more defensive industries prior to peak of cycle (3) Strong credit performance with relatively low and improving non-accruing loan statistics Low non-accruals at 1.7% of portfolio at fair value and 5.3% at cost in Q3-09 down from 2.1% and 6.2% in Q2-09 Realized capital gains in excess of realized capital losses by over $46.9 million since inception (5) ARCC is externally managed by Ares Capital Management, a subsidiary of Ares Management Ares Management is an SEC registered investment advisor and alternative asset investment management firm with approximately $30 billion of total committed capital under management (4) Ares Management's principals have extensive experience investing across market cycles in credit, distressed asset and private equity markets Provides significant synergies in deal origination, due diligence and back office support Depicts the unlevered internal rate of return on ARCC's exits of portfolio investments from October 8, 2004 through September 30, 2009. Internal rate of return is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. Internal rate of return is gross of expenses related to investments as these expenses are not allocable to specific investments. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the repayment of our debt investment or sale of an investment, or through the determination that no further consideration was collectible and, thus, a loss may have been realized. These IRR results are historical results relating to ARCC's past performance and are not necessarily indicative of future results, the achievement of which cannot be assured. Includes $1.2 billion of available debt capacity as of September 30, 2009. With certain limited exceptions, ARCC is only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing. Also includes $2.2 billion of funds managed by ARCC's portfolio company, Ivy Hill Asset Management, as of September 30, 2009. ARCC defines the cycle peak as 7/1/07. As of September 30, 2009; includes committed capital under management of $4.7 billion from ARCC. ARCC's inception date was October 8, 2004 and data is calculated through September 30, 2009.

7 Why ARCC is Well Positioned Investment grade ratings, proven access to capital and strong balance sheet Rated BBB by S&P and Fitch and Ba1 by Moody's Raised over $1.3 billion of capital in public equity market since inception Approximately $1.2 billion of committed debt capital with current blended pricing of L+1.73% (1) Strong financing and investor relationships Net Debt to Equity ratio of 0.58x; asset coverage ratio of 259% (2) Defensively positioned portfolio 85% of portfolio invested in debt securities; 53% of portfolio in senior debt (2) Rotated portfolio from 35% senior debt in Q4-04 to 61% senior debt at cycle peak (3) Overweighted in defensive sectors such as healthcare, education, food/beverage and business services Limited or no exposure to: subprime, real estate/homebuilding, commodities, lodging and automotive Strong portfolio statistics - total net debt to EBITDA of 4.1x and interest coverage of 2.7x (2) Consistent dividend track record ARCC has declared/paid at least $0.35 per share in quarterly dividends for the last four years (4) Q3-09 dividend coverage from core earnings per share was over 100% (excluding unusual items) (5) With certain limited exceptions, ARCC is only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing. Weighted average cost of debt based on debt outstanding as of September 30, 2009. As of September 30, 2009. ARCC defines the cycle peak as 7/1/07. ARCC reduced its quarterly dividend from $0.42 in Q1-09 to $0.35 in Q2-09 and has continued the $0.35 quarterly dividend in Q3-09 (paid) and Q4-09 (declared). ARCC reported $0.36 in Q3-09 Core EPS excluding $0.02 of Allied Capital transaction expenses and $0.02 in dilution from recent August 2009 equity offering. Allied Transaction is Consistent with Our Stated Strategy and Ares Management's History of Being an Opportunistic Investor and Acquirer

Leverage Ares Management LLC Platform

- **ARCC leverages strengths of entire Ares Management platform – market intelligence, deal flow, research, relationships & experience**
  - Founded in 1997, Ares Management LLC's principals have extensive experience investing across market cycles
  - Belief that success is largely based upon breadth of platform, access to information and investment discipline
  - Headquartered in Los Angeles with offices in Atlanta, Chicago, Frankfurt, London, New York, Paris and Stockholm
  - 100+ investment professionals (250+ total employees) covering 650+ companies and 30+ industries (1)



Ares Management LLC
ARES CAPITAL MARKETS GROUP
U.S. Credit Strategies
•Leveraged Loans
•HY Bonds
European Credit Strategies
•Leveraged Loans
•HY Bonds
Distressed/ Special Situations
•Leveraged Loans
•HY Bonds
•Post Reorg Equities
ARES PRIVATE DEBT GROUP
Ares Capital Management
U.S. "ARCC"
Europe
"Ares Capital Europe"
• 1st Lien / 2nd Lien Non-Syndicated Loans
•Mezzanine Investments
• Ivy Hill Asset Management LP
• Senior Secured Loan Fund
• MMCF I
• MMCF II
• CoLTS Platform
• Firstlight
ARES PRIVATE EQUITY GROUP
Private Equity
"Ares Corporate Opportunities Fund"
•Private Equity for Middle Market Companies
•Focus on Undercapitalized/ Overleveraged Companies

Deep market perspective, synergistic strategies and broad origination and due diligence platform

(1) As of September 30, 2009.

8

Allied Capital Rationale Some of the Reasons Why Allied Believes the ARCC Transaction is Compelling Stock deal allows ALD stockholders the potential to receive dividends 27.3% premium to ALD's closing stock price on October 23, 2009 The combination is expected to provide for: Lower-cost, longer-term debt capital Expected ARCC investment-grade ratings from S&P and Fitch should result in borrowing costs that are significantly lower for the combined entity; stronger combined balance sheet should allow for extending the maturities of ALD's debt Would reduce the ongoing need to sell assets to de-leverage Improved ability to effectively access the equity markets ARCC has a proven ability to access the equity markets Enables stockholders to participate in potential upside of combined portfolio and future growth of combined company Improved capital structure provides for patient capital to allow more time to unlock the potential value in ALD portfolio Better access to capital facilitates faster return to originating new investments at an opportune time Believe that combination adds scale and improves portfolio quality Increased diversity, higher concentration of lower risk debt investments

ARCC $2.0 billion investment portfolio at value on balance sheet (1) ARCC's portfolio company Ivy Hill Asset Management has approximately $2.2 billion of CCUM (1) $4.7 billion in total CCUM (1)(2) 94 portfolio company investments on balance sheet (1) Invested over $4 billion since October 2004 (1) Externally managed by Ares Capital Management, a subsidiary of Ares Management. Ares Management has over 250 employees and $30 billion of CCUM (3) Ares Management has offices in Los Angeles, New York, Atlanta, Chicago, Frankfurt, London, Paris and Stockholm ALD $2.5 billion investment portfolio at value on balance sheet (1) ALD manages about $5.7 billion of CCUM off balance sheet(1) $8.6 billion in total CCUM (1) 113 portfolio investments (1) Invested over $14 billion since 1958 (1) Internally managed with 109 employees Offices in Washington, DC and New York ARCC and ALD Creates one of the largest providers of flexible capital to middle market companies in US with $13.3 billion in CCUM(4) and over $4.5 billion in total investment portfolio assets on the balance sheet as of 9/30/09 Externally managed by Ares Capital Management, a subsidiary of Ares Management Highly diversified portfolio with over 200 balance sheet investments and 26 industries represented Expected to have ability to commit and hold up to $200 million in a single transaction As of September 30, 2009. Includes $1.2 billion of available debt capacity as of September 30, 2009. With certain limited exceptions, ARCC is only allowed to borrow amounts such that its asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing. Also includes $2.2 billion of funds managed by ARCC's portfolio company, Ivy Hill Asset Management, as of September 30, 2009. As of September 30, 2009; includes committed capital under management of $4.7 billion from ARCC. Includes $1.2 billion of ARCC available debt capacity and $1.6 billion of ALD available debt capacity as of September 30, 2009. With certain limited exceptions, ARCC and ALD are only allowed to borrow amounts such that their asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing. Also includes $2.2 billion of funds managed by ARCC's portfolio company, Ivy Hill Asset Management, and $5.7 billion managed by ALD entities as of September 30, 2009. ARCC and ALD Combined

Key Benefits of Combination & Synergies Expected to be accretive to net asset value and core earnings per share in first year ARCC's strong ratings and demonstrated access to capital markets expected to facilitate lower interest costs and more flexible financing Expected to provide time, capital and additional expertise to re-position the existing ALD portfolio into higher yielding, cash generating securities with less volatility ^ consistent with ARCC's portfolio ARCC will look to access capital to de-leverage balance sheet and reinvest in current portfolio Potential SG&A synergies such as insurance, real estate, accounting, software, etc. Ares Capital Management has committed to waive or defer, subject to required approvals, up to $15 million in annual fees for each of the first two years following the transaction if certain earnings targets are not met Creates more diversified portfolio and enhances balance sheet flexibility Increases scale, coverage and competitive relevance in middle market Asset management platform strengthened; significant deal flow and research benefits

Combined Portfolio is Well Diversified (1) All data shown at fair value as of September 30, 2009. Pro forma Combined by Industry (1) Pro forma Combined by Issuer (1) Total portfolio(1): $4,478.9mm Pro forma Combined by Asset Class (1) Portfolio becomes more diversified by industry, issuer and asset class Top 15 issuers are less than 30% of portfolio; largest portfolio company issuer is 2.5% Senior debt largest asset class at 45% of portfolio Half of the portfolio in business and other services, healthcare services, beverage, food & tobacco and education Comments

ARES

Anticipated Future Operating Benefits [1]

ALLIED CAPITAL

Increased Scale and Presence in the Middle Market

- **One of the largest lenders to middle market companies with $13.3 billion in committed capital under management** [2]
  - Larger balance sheet allows for increased commitment sizes, improving ARCC's value proposition to sponsors and borrowers
  - Enhanced relationships with sponsors, borrowers and intermediaries
    - Potential to drive higher origination volume

Increase Earnings through More Favorable Financing

- **We believe ARCC's strong relationships with existing lenders will facilitate debt restructuring / refinancing**
  - Refinancing of higher cost debt through potential lower cost upsized revolving credit facility and term debt
  - We believe expected investment grade rating and scale of combined company could facilitate more efficient access to capital markets
- Combined company should have a stronger balance sheet and more flexible financing, which will provide time to optimize the portfolio

Optimize/Reposition ALD Portfolio

- **ALD's higher equity weighting and non-accruing assets provide earnings leverage opportunity**
  - Opportunity to reposition the portfolio in favor of higher contractual cash yielding and more stable assets to drive increased earnings
  - Re-structure work-out portfolio of non-accruing loans with capital or free up capital to redeploy into new investments

Significantly Enhanced Asset Management Platform

- **Pro forma for the merger, ARCC's managed funds will have ~$7.9 billion in committed capital under management**
  - Additional fee income and potential operating synergies
  - Excellent platform to take advantage of asset management consolidation opportunities
  - Companies under management - creates valuable market knowledge and enhances balance sheet investment opportunities

(1) There is no guarantee that ARCC will be able to realize on any of these future operating benefits in the manner currently anticipated or at all.
(2) Includes $1.2 billion of ARCC available debt capacity and $1.6 billion of ALD available debt capacity as of September 30, 2009. With certain limited exceptions, ARCC and ALD are only allowed to borrow amounts such that their asset coverage, as defined in the Investment Company Act of 1940, equals at least 200% after such borrowing. Also includes $2.2 billion of funds managed by ARCC's portfolio company, Ivy Hill Asset Management, and $5.7 billion managed by ALD entities as of September 30, 2009.

13

Pro Forma Leverage Drivers Potential Asset Sales Asset Sales to Managed Funds and Third Parties ALD has identified approximately $200 million in potential future asset sales ARCC has identified over $200 million in potential future asset sales Executed Asset Sales Announced and Pending Exits and Repayments Since 9/30/09 ALD has $181 million in exits realized since 9/30/09 ALD has pending asset sales committed to of $75 million Repayments and Amortization Natural Repayments and Amortization in Portfolio ARCC's exits and repayments have averaged over $100 million per quarter over the past year ALD's repayments have averaged over $70 million per quarter over the past year 14 ARCC expects to reduce combined debt to equity to 0.65x to 0.75x at closing Based on deleveraging achieved to date, combined balance sheet net debt to equity would be 0.81x

Current Financing Strategy(1) Other Consents required for $200 million Revolving Facility and $225 million CP Funding Facility with Wells Fargo Rating agency confirmation required for $279 million on balance sheet Commercial Loan Obligations While not required to consummate the transaction, ARCC may opportunistically consider accessing the debt and equity capital markets Revolving Lenders Considering increase of JP Morgan Revolving Credit Facility from current $525 million in commitments to a range of $750 million to $1 billion in commitments with an expected new three year term Commenced discussions with many current lenders and certain new banks; encouraged by tone and support Noteholders ARCC has held discussions with ALD private noteholders to familiarize the group with ARCC Investment grade rating improves transaction feasibility and desirability for ALD debt holders Other As part of the merger with ALD, ARCC may assume ALD's public bonds, no noteholder consent is required in connection with the business combination transaction ALD Bank Facility expected to be retired 15 ARCC ALD There can be no assurance that ARCC will be able to obtain any of these financing arrangements on favorable terms or at all.